                            DEF 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                 NUMEREX CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  NUMEREX CORP.
                             1600 PARKWOOD CIRCLE SE
                                    SUITE 200
                                ATLANTA, GA 30339



Dear Shareholders:

         We are pleased to enclose your Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders of Numerex Corp. (the "Company") to be held at 10:00 a.m. on May 4, 2001, at the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

         At the Annual Meeting, you will be asked to (i) elect six nominees to serve as directors of the Company, (ii) approve the Numerex Corp. 2001 Employee Stock Purchase Plan, and (iii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company.

         The Board of Directors hopes that you will be able to attend the shareholders' meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the Company's past year and its current prospects. If you are unable to attend in person or to be otherwise represented, we urge you to vote by signing the enclosed proxy and mailing it to us in the accompanying stamped enveloped at your earliest convenience. Please be sure to sign it exactly as the name or names appear on the proxy. We urge you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.



                                           Sincerely yours,

                                           Stratton J. Nicolaides
                                           Chairman and Chief Executive Officer


April 5, 2001

Enclosures

                                  NUMEREX CORP.

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 2001

                           --------------------------




TO OUR SHAREHOLDERS:

         Notice is hereby given that the annual meeting of shareholders of NUMEREX CORP. (the "Company") will be held on May 4, 2001, at 10:00 a.m. (local time), at the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339, for the following purposes:

         1. To elect a Board of Directors consisting of six persons to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

         2.       To approve the Numerex Corp. 2001 Employee Stock Purchase
                  Plan;

         3. To consider and vote upon the ratification of the appointment by the Board of Directors of Grant Thornton LLP as independent accountants of the Company for the current fiscal year ending December 31, 2001; and

         4. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed April 2, 2001 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

April 5, 2001                              By Order of the Board of Directors

                                                 Andrew J. Ryan
                                                 Secretary

                                  NUMEREX CORP.
                             1600 Parkwood Circle SE
                                    Suite 200
                             Atlanta, Georgia 30339


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  INTRODUCTION

         The Board of Directors of Numerex Corp. (the "Company"), the executive offices of which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on May 4, 2001, at 10:00 a.m. (local time), or at any postponement or adjournment thereof (the "Annual Meeting"). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is April 5, 2001.

         At the Annual Meeting, shareholders will be asked to (i) elect six nominees to serve as directors of the Company, each to serve until the next annual meeting, (ii) approve the Numerex Corp. 2001 Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company for the current fiscal year ending December 31, 2001.

         We urge you to date, sign and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

DATE, TIME, AND PLACE

         The Annual Meeting will be held on May 4, 2001, at 10:00 a.m. (local time), at the Parkwood Room at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

RECORD DATE; VOTING RIGHTS

         The Company had 10,391,104 shares of Class A Common Stock, no par value (the "Common Stock"), outstanding at the close of business on April 2, 2001, the record date (the "Record Date"). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of all of the shares of stock entitled to vote constitutes a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter that may be brought before the Annual Meeting. Votes withheld from directors nominees, abstentions, and broker non-votes will be counted in determining whether a quorum has been reached.

         Directors will be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters, other than the election of directors, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the shareholders. Under Pennsylvania law, the act of "voting" does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision.

         A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes, if any, will not be considered in the calculation of the majority of the votes cast and will not have an effect on the outcome of the vote on a matter.

         The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

VOTING AND REVOCATION OF PROXIES

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the directions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock for election of all nominees for directors, for approval of the Purchase Plan and for the ratification of the selection of Grant Thornton LLP as the Company's independent accountants.

         Sending in a signed proxy will not affect a shareholder's right to attend the Annual Meeting nor will it preclude a shareholder from voting in person because the proxy is revocable at any time prior to the voting of such proxy. Any shareholder giving a proxy has the power to revoke it by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

SOLICITATION OF PROXIES

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

FISCAL YEARS

         As used in this Proxy Statement, "fiscal 1998" means the Company's fiscal year ended October 31, 1998, "fiscal 1999" means the Company's fiscal year ended October 31, 1999, and "fiscal 2000" means the Company's fiscal year ending December 31, 2000.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 2, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table which follows, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

               Name of Beneficial Owner
                 or Identity of Group                               Shares Beneficially Owned (1) (2)
-------------------------------------------------------      ------------------------------------------------
                                                                     Number                    Percent
-------------------------------------------------------      -----------------------     --------------------
Gwynedd Resources, Ltd. (3)
900 Market Street
Suite 200
Wilmington, DE  19801                                                 3,207,280                   30.2%

Elizabeth Baxavanis, Trustee (4)
Dominion Holdings #5
Revocable Trust for the
Benefit of Maria E. Nicolaides
900 Market Street
Suite 200
Wilmington, DE  19801                                                 3,207,280                   30.2%

Maria E. Nicolaides (5)
4193 Las Palmas Way
Sarasota, FL  34238                                                   3,207,280                   30.2%

Douglas Holsclaw, MD (6)
42 Llanberries Road
Bala Cynwyd, PA  19004                                                  752,382                    7.1%

Kenneth F. Manser
21 Keswick Close
Dunstable, Bedfordshire LU6-3AW
United Kingdom                                                          834,658                    7.9 %

George Benson                                                            47,000                    *

Matthew J. Flanigan                                                      23,700                    *

Allan H. Liu                                                              4,000                    *

Robert M. Madonna                                                        50,000                    *

Stratton J. Nicolaides (7)                                               37,000                    *

Peter J. Quinn                                                           18,056                    *

John G. Raos                                                             64,185                    *

Andrew J. Ryan (8)                                                       27,000                    *

All Current Directors and Executive Officers as a
     group (8 persons)                                                  270,941                    2.6%


*        Less than 1%

(1) The shares "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include shares owned by or for, among other things, the wife, minor children or certain other relatives of such individual, as well as other shares as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 2, 2001.

(2) Includes shares subject to options in the following amounts: Mr. Benson, 42,000 shares; Mr. Flanigan, 18,700 shares; Mr. Liu, 4,000 shares; Mr. Madonna, 30,000 shares; Mr. Nicolaides 25,000 shares; Mr. Quinn, 11,250 shares; and Mr. Raos, 4,000 shares.

(3) The shareholders of Gwynedd Resources, Ltd. ("Gwynedd") include various trusts for the benefit of Maria E. Nicolaides and her children (for which Mrs. Baxavanis is trustee) and Dr. Holsclaw. Gwynedd has the same shareholders as Dominion Group Limited, a Member Company of Dominion Holdings. See "Certain Relationships and Related Transactions." See footnotes (4), (5), (6) and (8).

(4) Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides' mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Mrs. Baxavanis disclaims beneficial ownership of all shares of Common Stock owned by Gwynedd. See footnote (5) below.

(5) Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides' mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Maria E. Nicolaides disclaims beneficial ownership of 325,651 shares of Common Stock owned by Gwynedd that may be deemed to be beneficially owned by the other shareholders of Gwynedd, including trusts for the benefit of her children. See footnote (4) above.

(6) Does not include any shares of Common Stock owned by Gwynedd. Dr. Holsclaw is the owner of approximately 9.3% of the outstanding stock of Gwynedd.

(7) Mr. Nicolaides disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd.

(8) Mr. Ryan disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd. Also excludes 100,000 shares subject to an option granted to Salisbury & Ryan, a law firm of which Mr. Ryan is a partner. Mr. Ryan's address is: Salisbury & Ryan, 1325 Avenue of the Americas, Seventh Floor, New York, NY 10019-6026.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than ten directors and that the number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors. The Board has set the number of directors at six. At the Annual Meeting six directors, who will constitute the Company's entire Board of Directors, are to be elected to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. The Board has designated the persons listed below to be nominees for election as directors. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company's nominees.

         All of the nominees currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

         The Board of Directors will consider shareholder nominations for directors submitted in accordance with the procedure set forth in the Company's Bylaws. In general the procedure set forth in the Company's Bylaws provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the meeting. To be timely, the notice must be delivered by December 5, 2001. Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder.

INFORMATION AS TO DIRECTORS AND NOMINEES

         The following table contains information with respect to the nominees for Directors.

               NAME                   AGE                         POSITION                           DIRECTOR SINCE
George Benson(l)(2)                    66   Director                                                       1995
Matthew J. Flanigan(l)(2)              55   Director                                                       1994
Allan H. Liu                           44   Director                                                       2000
Stratton J. Nicolaides                 47   Chairman of the Board and Chief Executive Officer              1999
John G. Raos(l)(2)                     52   Director                                                       2000
Andrew J. Ryan                         42   Director                                                       1996

(1)      Member of Audit Committee
(2)      Member of Compensation Committee

         GEORGE BENSON has served as a Director of the Company since June 1995. Since September 1992 Mr. Benson has served as Chairman and Chief Executive Officer of Wisconsin Wireless Communications Corporation. From September 1992 until July 1999 Mr. Benson also served as Chairman and Chief Executive Officer of Airadigm Communications Inc.

         MATTHEW J. FLANIGAN has served as a Director of the Company since July 1994. Since April 1994, Mr. Flanigan has been the President of the Telecommunication Industry Trade Association, a trade association for telecommunication companies.

         ALLAN H. LIU has served as a Director of the Company since January 2000. Since 1997, Mr. Liu has been the President and a member of the Board of Directors of The China Retail Fund, LDC, a direct investment private equity fund sponsored by American International Group in conjunction with the Ministry of Internal Trade of the People's Republic of China.

         STRATTON J. NICOLAIDES has served as Chief Executive Officer from April 2000, having served as Chief Operating Officer from April 1999 until March 2000 and as Chairman of the Board since December 1999. From July 1994 until April 1999, Mr. Nicolaides managed a closely held investment partnership and provided consulting services to Dominion Group Limited.

         JOHN G. RAOS has served as a Director of the Company since February 2000. Since early 2000 Mr. Raos has been President and Chief Executive Officer of Precision Partners, Inc., a precision machining company. From June 1995 until January 2000, Mr. Raos served as President and Chief Operating Officer of US Industries, Inc. From February 1999 until January 2000, Mr. Raos also was Chairman and Chief Operating Officer of Strategic Industries, Inc., a US Industries subsidiary. Prior to June 1995, Mr. Raos served as President and Chief Operating Officer of Hanson Industries, Inc.

         ANDREW J. RYAN has served as a Director of the Company since May 1996. Mr. Ryan has practiced law with the law firm of Salisbury & Ryan from August 1994 to present and serves as the Board designee of Gwynedd.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

         During fiscal 2000, the Board of Directors of the Company held 7 meetings. Each director attended 75% or more of the meetings of the Board and committees of which they were members during fiscal 2000.

         During fiscal 2000, the Audit Committee held 2 meetings. The purpose of the Audit Committee is to review all recommendations made by the Company's independent public accountants with respect to the accounting methods used and the system of internal control followed by the Company and to advise the Board of Directors with respect thereto. The Board of Directors has adopted a written charter for the Audit Committee. The current members of the Audit Committee are George Benson, Matthew J. Flanigan and John G. Raos.

         During fiscal 2000, the Compensation Committee held 3 meetings. The Compensation Committee makes recommendations to the Board with respect to the compensation of the officers and key employees. The current members of the Compensation Committee are George Benson, Matthew J. Flanigan and John G. Raos.

ARRANGEMENTS WITH RESPECT TO THE BOARD OF DIRECTORS

         The Company has entered into an agreement providing Gwynedd the right to designate one director to the Board. Additionally, in the event the Board consists of more than seven directors, Gwynedd, at its option, may designate one additional director. Any designee's appointment will be subject to the exercise by the Board of Directors of its fiduciary duties and the approval of the Company's shareholders upon the expiration of any appointed term at the next annual meeting of shareholders. Gwynedd's right to designate directors will cease at such time as Gwynedd's equity interest in the Company drops below ten percent of the outstanding shares of the Company's Common Stock. Mr. Ryan currently serves as Gwynedd's designee.

DIRECTOR COMPENSATION

         Each director of the Company who is not also an employee of the Company or a Gwynedd designated director receives an annual fee of $12,000 and a fee of $250 for each meeting (except telephonic meetings, in which case the fee is $125) of the Board or a committee thereof attended plus reimbursement of expenses incurred in attending meetings. No additional fee is paid for committee meetings held the same day as Board meetings.

         On March 27, 2001, the Board of Directors approved the Numerex Corporation Directors' Stock Plan. Under this plan, in lieu of cash compensation, each non-employee director may elect to receive either fifty percent or one hundred percent of his or her annual compensation in shares of Common Stock. The total number of shares of Common Stock to be received will be determined by dividing the amount of such annual compensation payable in shares of Common Stock by the fair market value of the Common Stock on the date of payment.

         Under the Company's Non-Employee Director Stock Option Plan (the "Director Plan"), each director who is not also an employee of the Company or a Gwynedd designated director automatically is granted annual options covering 4,000 shares of Common Stock. On each anniversary of the initial option granted hereunder, such person shall be granted an option to purchase 4,000 shares of the Common Stock, or such lower number of shares as shall be equal to the number of shares as shall then be available (if any) for grant under this Director Plan divided by the number of persons who are to receive an option on such anniversary.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         In March 1993, the Resolution Trust Corporation ("RTC"), as receiver for Nassau Savings and Loan Association ("Nassau"), filed a complaint for damages against Mr. Nicolaides arising out of five loans ("Loans") made by Nassau between 1982 and 1985 to five partnerships of which Mr. Nicolaides was one of the general partners. Mr. Nicolaides also was a guarantor of such Loans. On November 22, 1995, without admitting liability for the claims asserted, Mr. Nicolaides settled the RTC action for $2,125,000. On March 10, 1997, in a separate criminal action arising out of the Loans, which was filed in the United States District Court for the District of New Jersey, Mr. Nicolaides agreed to plead guilty to one count of bank fraud. The court sentenced Mr.

Nicolaides to three-years probation and required payment of a $250,000 fine. Mr. Nicolaides' probation has ended.

         Neither the RTC action nor the criminal action included any ban on Mr. Nicolaides engaging in any type of business activity.

         Mr. Nicolaides is the spouse of Maria E. Nicolaides, who may be deemed the indirect beneficial owner of approximately 30.2% of the Company's outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

         On July 28, 1999, Airadigm Communications Inc. filed for chapter 11 bankruptcy protection. Mr. Benson served as Chairman and Chief Executive Officer of Airadigm Communications Inc. until July 13, 1999. Airadigm Communications Inc. was released from chapter 11 bankruptcy protection on October 11, 2000.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                           THE NOMINEES NAMED HEREIN.

                                  PROPOSAL TWO
                  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

         On March 26, 2001, the Board of Directors adopted, subject to shareholder approval, the Numerex Corp. 2001 Employee Stock Purchase Plan (the "Purchase Plan") and reserved 500,000 shares of Common Stock for issuance under the Purchase Plan subject to the shareholder approval solicited by this proxy statement.

DESCRIPTION OF THE PLAN

         The purpose of the Purchase Plan is to provide eligible employees of the Company and its designated affiliates with an opportunity to purchase shares of Common Stock of the Company through accumulated payroll deductions. It is the Company's intention that the Purchase Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1983, as amended.

         The following summary of the material terms of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is available by writing to the Company at its principal executive office, 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339. Unless otherwise specified, capitalized terms used herein have the meaning assigned to them in the Purchase Plan.

         ELIGIBILITY. Shares are purchased under the Purchase Plan by means of the grant of Options to participants on the first day of recurring Option Periods (described below), which Options are then exercised on the last day of the respective Option Periods. As of the commencement of the first Option Period occurring at least six (6) months after becoming an employee, any individual who is customarily employed by the Company or any designated affiliate for more than
(a) 20 hours per week and (b) five (5) months in any calendar year will be eligible to participate in the Purchase Plan. As of March 26,

2001, approximately 125 employees would have been eligible to participate in the Purchase Plan if the Purchase Plan were in effect as of such date.

         A participant is not eligible for the grant of an Option to purchase shares under the Purchase Plan if, immediately after such grant, the participant would own capital stock constituting five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any affiliate of the Company. For purposes of determining whether a participant meets this five percent (5%) limit, stock, which may be purchased under all outstanding options, is treated as stock owned by the participant.

         SHARES SUBJECT TO PURCHASE. A total of 500,000 shares of Common Stock are available for sale pursuant to the Purchase Plan, subject to adjustment pursuant to antidilution provisions. Should any shares covered by an Option fail to be sold at the end of any Option Period, such shares may again be available for purchase in subsequent Option Periods.

         ADMINISTRATION. The Purchase Plan will be administered by an Administrator appointed by the Board of Directors. Unless otherwise determined by the Board, the Company's Chief Financial Officer will be the Administrator. The Administrator shall have full authority to adopt such rules and procedures, as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan.

         OPTION PERIODS. Shares will be issued through a series of successive Option Periods, each of approximately six (6) months duration, subject to the right of the Administrator to change the duration of Option Periods. Each participant will be granted a separate Option to purchase shares of Common Stock for each Option Period in which he or she participates. Options under the Purchase Plan will be granted on the first Business Day of January and July of each year and will be automatically exercised on the last Business Day in the immediately succeeding June and December, respectively, of each year. Each Option entitles the participant to purchase the number of shares of Common Stock obtained by dividing the participant's payroll deductions for the Option Period by the purchase price in effect for such period. The Administrator has the power to change the duration and/or frequency of Option Periods without shareholder or participant approval.

         PURCHASE PROVISIONS. Each participant may authorize periodic payroll deductions in any multiple of one percent (1%) of his or her cash Compensation, up to a maximum of ten percent (10%) (or such lesser percentage as may be specified by the Administrator prior to the Offering Date for the applicable Option Period). A participant may not increase his or her rate of payroll deduction for an Option Period after the start of that period, but he or she may decrease the rate once per Option Period. On the last Business Day of each Option Period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of shares of Common Stock at the Option Price in effect for that Option Period.

         OPTION PRICE. The Option Price per share of Common Stock that will be purchased on the participant's behalf for each Option Period will be equal to eighty-five percent (85%) (or such greater percentage as may be specified by the Administrator prior to the Offering Date for the applicable Option Period) of the lower of (i) the fair market value per share of Common Stock on the start date of that Option Period or (ii) the fair market value per share of Common Stock on the last day of that Option Period. In no event shall the Option Price per share be less than the par value per share of the Common Stock.

         LIMITATIONS. The Purchase Plan imposes certain limitations on a participant's rights to acquire Common Stock. No participant may purchase more than 12,500 shares of Common Stock (subject to adjustment pursuant to antidilution provisions) with respect to any Option Period. Furthermore, no Option granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such Option is granted) for each calendar year during which the Option is outstanding at any time.

         WITHDRAWAL; TERMINATION OF PURCHASE RIGHTS. A participant may withdraw from participation in the Purchase Plan during an Option Period by giving written notice of withdrawal at least five (5) Business Days before the end of the applicable Option Period (or such other period as may be specified by the Administrator). Upon withdrawal from participation in the Purchase Plan, the participant's accumulated payroll deductions will be refunded as soon as possible without interest. An employee is eligible to participate in the Purchase Plan during subsequent Option Periods after withdrawing from participation in the Purchase Plan during an Option Period.

         A participant's Option will immediately terminate as of the date the participant ceases to be an employee for any reason, and his or her accumulated payroll deductions will be promptly refunded, without interest.

         DURATION, AMENDMENT AND TERMINATION. The Purchase Plan will terminate upon the earliest to occur of (i) March 25, 2011 or (ii) the date on which all available shares are issued. The Board of Directors may at any time amend or terminate the Purchase Plan. Any amendment of the Purchase Plan must be approved by shareholders of the Company to the extent shareholder approval is required by applicable law or regulations or the requirements of the principal securities exchange upon which the Common Stock then is listed. In addition, any amendment of the Purchase Plan must be approved by each affected participant if such amendment or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment or termination.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion briefly summarizes certain federal income tax consequences of participation in the Purchase Plan. It does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based upon particular circumstances.

         The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received by the participant. No other income with respect to the shares purchased will be taxable to the participant until disposition of the shares acquired or the participant's death. The tax consequences upon disposition will generally depend upon the holding period of the purchased shares.

         If a participant disposes of purchased shares within two (2) years after the first day of the Option Period in which such shares were acquired (the "Option Grant Date") or within one (1) year after the last day of such Option Period (the "Option Exercise Date") (the "required holding period"), then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the Option Exercise Date exceeded the purchase price paid for those shares. In addition, the participant will recognize (i) capital gain equal to the excess, if any, of the proceeds from the sale over the fair market value of the shares as of the applicable Option Exercise Date, or (ii) capital loss equal to the amount the proceeds from disposition of the shares are less than the fair market value of the shares as of the Option Exercise Date. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income a participant recognizes upon disposition of the shares prior to expiration of the required holding period.

         If a participant disposes of the purchased shares (i) more than two (2) years after the Option Grant Date and more than one (1) year after the Option Exercise Date or (ii) in the event of the participant's death, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition or the date of the participant's death exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the Option Grant Date. The participant will recognize capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price paid by the participant for the shares and the amount of ordinary income the participant recognizes. If the proceeds from the disposition of the shares are less than the purchase price paid by the participant, the participant will be entitled to a capital loss. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

         The rules governing employee stock purchase plans are very technical, so that the above description of the tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

ACCOUNTING TREATMENT

         Under current accounting principles utilized by the Company, the issuance of Common Stock under the Purchase Plan will not require any charge against earnings. The Company is required to disclose in a footnote to its financial statements the pro forma effects of stock-based compensation arrangements on net income and earnings per share, based on the fair value of the purchase rights granted under the Purchase Plan.

CERTAIN OTHER INFORMATION

         Approval of the Purchase Plan requires the affirmative vote of a majority of the total votes cast on the proposal in person or represented by proxy at a meeting at which a quorum is present.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                 OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.


                                 PROPOSAL THREE
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         Effective March 31, 1999, the Company dismissed Deloitte & Touche LLP as the Company's independent accountants. The decision to dismiss Deloitte & Touche LLP was recommended by the Audit Committee and approved by the Board of Directors. No report on the financial statements of the Company by Deloitte & Touche LLP contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles during for the fiscal year ended October 31, 1998 or any subsequent period through March 31, 1999.

         In connection with the audit for the fiscal year ended October 31, 1998 and through March 31, 1999, there have been no disagreements between the Company and Deloitte & Touche LLP on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the financial statements for those years.

         On March 31, 1999, the Board of Directors, upon recommendation of the Audit Committee, selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal years ending October 31, 1999 and December 31, 2000, respectively.

         The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2001. This nationally known firm has no direct or indirect financial interest in the Company.

         Although not legally required to do so, the Board is submitting the appointment of Grant Thornton LLP as the Company's independent accountants for fiscal 2001 for ratification by the shareholders at the Annual Meeting. If a majority of the votes cast in person or by proxy at the Annual Meeting is not voted for ratification, the Board will reconsider its appointment of Grant Thornton LLP as independent accountants for the current fiscal year.

         A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders.


Audit and Other Fees:

Audit Fees:                                         $ 139,600
Financial Information Systems Design and
Implementation Fees:                                $       0
All Other Fees:                                     $  76,400 - for tax services

         The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS
                    INDEPENDENT ACCOUNTANTS FOR FISCAL 2001.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom is independent under the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented.

         The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Exhibit A to this Proxy Statement. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with Grant Thornton LLP, the Company's independent auditors for 2000.

         The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

         The Audit Committee has received from Grant Thornton LLP the written statements required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, and has discussed Grant Thornton's independence with Grant Thornton.

         Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission (the "SEC").

                                             THE AUDIT COMMITTEE

                                             George Benson
                                             Matthew J. Flanigan
                                             John G. Raos.

         In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

         Under rules established by the SEC, the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Company (the "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

         OVERVIEW AND PHILOSOPHY

         The Committee is currently comprised of Matthew J. Flanigan, as Chairman, George Benson and John G. Raos. The Committee's responsibilities include reviewing and making recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and approving the compensation paid to the Company's other executives. In addition, the Committee also considers and recommends to the Board of Directors the award of options to key employees and executive officers to purchase shares of Common Stock pursuant to the Company's 1999 Long-Term Incentive Plan (the "1999 Plan").

         The compensation structure is aimed at establishing levels of compensation sufficient to attract and retain qualified executive talent. To do so, the Company seeks to provide total compensation packages that it believes are comparable to those offered by other companies of similar size, complexity and financial performance. The Committee does not, however, rely on survey or other statistical data when setting levels of compensation.

The compensation program also seeks to align the interests of management with those of the Company's shareholders through the use of stock-based forms of compensation, including compensation through stock option grants.

         COMPENSATION PROGRAM ELEMENTS

         During fiscal 2000, the senior employees compensation program consisted of a base salary, long-term incentive compensation in the form of options to purchase Common Stock under the 1999 Plan, and miscellaneous fringe benefits, including group benefits generally available to employees of the Company. During fiscal 2000, the Compensation Committee did not pay any cash bonuses, although it may do so in the future. Overall, the Company's process of setting the levels and mix of each component of compensation is subjective, with no precise, mathematical weight given to any of the factors discussed below.

         BASE SALARY. The Company's salary levels are subjectively established based on the Compensation Committee's subjective assessment of each executive officer's level of responsibility. Salary increases are intended to reflect the overall financial performance of the Company, as well as the specific contributions of the individual executive officer.

         STOCK OPTIONS. Grants of stock options are made at the Committee's discretion based on the level and importance of the management position to the overall long-term success of the Company and the contribution of the executive officer. Grants are intended to motivate the executive officers to build shareholder value and to relate a significant portion of the executive's compensation directly to the financial performance of the Company.

         OTHER BENEFITS. In addition to the items of compensation described above, the Company provides medical and life insurance and a 401(k) plan to its executive officers, which are generally available to Company employees. The Company also provides certain executive officers with a company car.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Nicolaides has served as Chief Executive Officer since April 2000, having served as Chief Operating Officer from April 1999 until March 2000. During fiscal 2000, Mr. Nicolaides received an annual base salary compensation of $273,958. The Compensation Committee based Mr. Nicolaides' base salary on its subjective assessment of his performance and leadership in refocusing the Company's business strategy.

         Consistent with its belief that equity incentives help to align the interests of the Chief Executive Officer with those of shareholders, in April 2000, the Compensation Committee granted Mr. Nicolaides a stock option to purchase 100,000 shares with an exercise price equal to $8.50 per share vesting over four years. In making this grant, the Compensation Committee considered its subjective assessment of Mr. Nicolaides' performance, Mr. Nicolaides' leadership of the Company, and the Company's historical compensation practices.

         The above compensation was based upon the Company's belief that the background and skills brought to the Company by the Chief Executive Officer, as well as such person's contribution since commencing employment, were important to the Company's achievement of its long range strategic goals.

         POLICY WITH RESPECT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Subject to certain exceptions, Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to any individual who, as of the close of the taxable year, is the chief executive officer, or is among the four highest compensated officers (other than the chief executive officer) for the taxable year. One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based. The Compensation Committee intends that awards made under the 1999 Plan, if approved by shareholders, will be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Company. The Compensation Committee has taken and will continue to take actions necessary to minimize the Company's nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility, which the Compensation Committee believes to be an important element of the Company's executive compensation program.

                                           THE COMPENSATION COMMITTEE

                                           George Benson
                                           Matthew J. Flanigan
                                           John G. Raos

                           SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth all cash compensation paid to the Company's Chief Executive Officer and senior executives of the Company during the Company's fiscal years ended December 31, 2000, October 31, 1999, and 1998.

                                                           ANNUAL                  LONG TERM
                                                        COMPENSATION              COMPENSATION
                                           -----------------------------------    ------------
                                                                                   SECURITIES
                                 FISCAL     ANNUAL                OTHER ANNUAL     UNDERLYING        ALL OTHER(1)
  NAME AND PRINCIPAL POSITION     YEAR      SALARY     BONUS      COMPENSATION       OPTIONS        COMPENSATION
Stratton J. Nicolaides            2000     $273,958    $   0         $     0         100,000           $ 20,645
 Chairman and Chief               1999       81,250        0               0               0                  0
 Executive Officer

Robert M. Madonna                 2000     $135,321    $   0         $     0               0           $      0
 Executive Vice President

Peter J. Quinn                    2000     $140,000    $   0         $     0               0           $ 14,400
 Executive Vice President
 and Chief Financial Officer

(1)      Reflects accommodation allowance.

         The following table sets forth certain information concerning stock options granted under the Company's 1999 Long-Term Incentive Plan during the fiscal year ended December 31, 2000 to the executive officers of the Company named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 2000



                              INDIVIDUAL GRANTS (1)

                                                PERCENT OF
                                NUMBER OF      TOTAL OPTIONS
                                SECURITIES     GRANTED UNDER                                        GRANT
                                UNDERLYING       THE 1999                                           DATE
                                 OPTIONS         PLAN IN        EXERCISE        EXPIRATION         PRESENT
            NAME                 GRANTED       FISCAL YEAR       PRICE             DATE            VALUE(2)
            ----               -----------    --------------   ---------        ----------         --------
Stratton J. Nicolaides           100,000         74.9%           $8.50         April 4, 2010       $790,000
   Chairman and Chief
   Executive Officer

(1) Generally, options become exercisable at cumulative annual rates of 25%, commencing one year from the date of grant, and expire ten years from the date of grant. Notwithstanding the foregoing, options are fully exercisable in the event of a change of control of the Company. Options generally will terminate three months after the date employment with the Company or a subsidiary terminates. During such three-month period, options may be exercised only for the number of shares eligible to be exercised on the date employment terminates.

(2) The Grant Date Present Value on the date of grant was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: no dividend yield; expected volatility of 130%; risk-free interest rate of 5.28%; expected option life of 7 years; and a forfeiture rate of 2%.

         The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of the fiscal year ended December 31, 2000 held by the executive officers of the Company named in the Summary Compensation Table. No options were exercised by such executive officers in fiscal 2000.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                       AND DECEMBER 31, 2000 OPTION VALUES

                                       NUMBER OF SECURITIES                      VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED                         IN-THE-MONEY
                                 OPTIONS AT DECEMBER 31, 2000 (#)         OPTIONS AT DECEMBER 31, 2000 ($)(1)
                               -----------------------------------        ----------------------------------
          NAME                    EXERCISABLE        UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
          ----                 ----------------      -------------        ------------         -------------
Stratton J. Nicolaides                        0            100,000                 0               25,000
Robert M. Madonna                        30,000             20,000           136,250               95,000
Peter J. Quinn                           11,250             38,750            46,406              162,969


(1)      On December 31, 2000 the fair market value of a share was $8.25.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company had, in prior fiscal years, entered into various transactions and arrangements with Dominion Group Limited, a Member Company of Dominion Holdings or a corporation, which previously carried on certain activities of such entity (collectively, "Dominion"). Dominion was an investment and merchant-banking firm that had in prior fiscal years provided financial advisory and investment banking services to the Company. Gwynedd owns approximately 30.2% of the outstanding Common Stock of the Company. The shareholders of Dominion are also the shareholders of Gwynedd. See "Security Ownership of Management and Certain Beneficial Owners."

         Mr. Ryan is a partner in the law firm of Salisbury & Ryan. Salisbury & Ryan provided legal services to the Company in 2000 and will continue to provide such services during 2001. During fiscal 2000 Salisbury & Ryan charged the Company legal fees of approximately $270,240.

                             STOCK PERFORMANCE GRAPH


         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Telecomm Index assuming an investment of $100 in each on December 29, 1995, the last trading day before the beginning of the Company's five preceding years, and, in the case of the Indices, the reinvestment of all dividends.


==================================================================================================================================
                                                  SHAREHOLDER VALUE AT YEAR END
==================================================================================================================================
                                           12/31/95        12/31/96       12/31/97       12/31/98       12/31/99       12/31/00
--------------------------------------- --------------- --------------- -------------- -------------- -------------- -------------
NUMEREX CORP.                              $100.00          $59.90          $98.20         $44.20        $194.50        $129.70
--------------------------------------- --------------- --------------- -------------- -------------- -------------- -------------
NASDAQ US INDEX                            $100.00         $123.00         $150.70        $212.50        $394.90        $237.60
--------------------------------------- --------------- --------------- -------------- -------------- -------------- -------------
NASDAQ TELECOMM INDEX                      $100.00         $102.30         $149.30        $247.00        $438.30        $188.40
======================================= =============== =============== ============== ============== ============== =============

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and officers and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates during 2000. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the common stock, except that Messrs. Madonna and Quinn were late in filing Initial Statements of Beneficial Ownership on Form 3 upon their election as executive officers, and Mr. Madonna was late in filing one report relating to one open market purchase. In making the foregoing statements, the Company has relied on copies of the reporting forms received by it or the written representations from certain reporting persons that no Forms 5 (Annual Statements of Changes in Beneficial Ownership) was required to be filed under the applicable rules of the SEC.

                                 OTHER BUSINESS

         The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         It is presently contemplated that the annual meeting of shareholders following fiscal 2001 will be held on or about May 3, 2002. Under the current rules of the SEC and the Company's bylaws, in order for any appropriate shareholder proposal to be considered for inclusion in the proxy materials of the Company for the fiscal 2002 annual meeting of shareholders, it must be received by the Secretary of the Company no later than December 5, 2001. However, if the date of the fiscal 2002 annual meeting is changed by more than 30 days from the date of the fiscal 2001 annual meeting (May 4), then the deadline for submission of shareholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

         In addition, pursuant to the Company's Bylaws, notice of a shareholder proposal or of a nomination by shareholders of individuals for election to the Company's Board of Directors must be accompanied by the nominee's written consent, contain information relating to the business experience and the background of the nominee and contain certain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to shareholder proposals and director nominations. If a shareholder proposal is received after the notice date, but the presiding officer of the meeting permits the proposal to be made, the proxies appointed by the Company may exercise discretionary authority when voting on such proposals.

                                  ANNUAL REPORT

         The Annual Report to Shareholders of the Company (the "Annual Report") for the fiscal year ended December 31, 2000 accompanies this proxy statement. Copies of the Annual Report are available upon written request to the Company at its principal executive offices which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, Attention: Investor Relations. The Form 10-K report and Annual Report are not part of these proxy solicitation materials.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: 1600 PARKWOOD CIRCLE SE, SUITE 200, ATLANTA, GEORGIA 30339. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                      By Order of the Board of Directors

                                      Andrew J. Ryan
                                      Secretary

                                    EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                    OF THE BOARD OF DIRECTORS OF NUMEREX CORP


I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts Corporation's independent accountants and internal auditing department.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         The Audit Committee will primarily fulfill theses responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accountings practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or its Chair requests. The Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4 below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.       Review and update this Charter periodically, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accounts.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the of the organization's financial statements.

Financial reporting processes

8. In consultation with the independent accounts and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accounts and internal auditors regarding any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that Corporation's financial system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                  NUMEREX CORP.

                    Proxy for Annual Meeting of Shareholders
                                   May 4, 2001
                  Solicited on behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Andrew J. Ryan and Peter J. Quinn, and each of them with full power to act alone, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of Numerex Corp. (the "Company"), to be held on the 4th day of May, 2001, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as indicated on the reverse side of this proxy. The proxy agents present and acting in person or by their substitute (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy.

                  (to be Completed and Signed on Reverse Side)

         [X]   Please mark your votes as in this example.

                                  FOR all nominees   WITHHOLD AUTHORITY
                                  listed (except     to vote for all directors,
                                  as marked to the   check this box.
                                  contrary below).          Nominees:   George Benson
                                                                        Matthew J. Flanigan
                                                                        Allan H. Liu
                                                                        Stratton J. Nicolaides
                                                                        John G. Raos
1.  The election of                                                     Andrew J. Ryan
     the nominees
     listed at right                ____________       _____________
     as Directors
     of the Company, as more fully described
     in the accompanying Proxy Statement.

To withhold authority to vote for any individual nominee or nominees, write the name of the nominee or nominees on the space provided below.

-----------------------------------

2.  Proposal to approve the Company's 2001 Employee Stock Purchase Plan.

                  -------            ---------         ---------
                    For               Against           Abstain



3. Proposal to ratify Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

                  -------             ---------        ---------
                    For               Against           Abstain


4. In their discretion, to transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR the proposals listed in Item 2 and 3. If no directions to the contrary are indicated, the persons named herein intend to vote FOR the election of the named nominees for director, FOR the approval of the Company's 2001 Employee Stock Purchase Plan and FOR the ratification of Grant Thornton LLP as the Company's independent accountants for the current fiscal year.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

         The undersigned hereby acknowledges receipt of the Company's 2000 Annual Report to Shareholders, Notice of the Company's 2001 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

NAME                                        DATE
     ------------------------------              ------------------------

NAME                                        DATE
     ------------------------------              ------------------------

Note: Please sign here personally. Signature of the shareholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for a corporation.

                                     FORM OF
                                  NUMEREX CORP.
                        2001 EMPLOYEE STOCK PURCHASE PLAN


         1. DEFINITIONS. In this Plan, except where the context otherwise indicates, the following definitions apply:

                  1.1. "Account" means a bookkeeping account established and maintained hereunder by the Administrator and/or the Custodian in the name of each Participant.

                  1.2. "Administrator" means such committee(s) or person(s) as the Board may appoint to administer the Plan. Unless otherwise determined by the Board, the Company's Chief Financial Officer shall be the Administrator.

                  1.3. "Affiliate" means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

                  1.4. "Board" means the Board of Directors of the Company.

                  1.5. "Business Day" means any day other than a Saturday, Sunday or legal holiday in New York, New York, except as otherwise determined by the Administrator.

                  1.6. "Code" means the Internal Revenue Code of 1986, as amended

                  1.7. "Common Stock" means the class A common stock, no par value per share, of the Company.

                  1.8. "Company" means Numerex Corp., a Pennsylvania Corporation, and any successor thereto.

                  1.9. "Compensation" means the base salary (consisting of regular straight time gross earnings, including holiday, vacation and sick pay and any salary reduction contribution by an Employee to a plan described in
Section 401(k) or Section 125 of the Code that is maintained by the Company or a Designated Affiliate), commissions, payments for overtime, shift premiums and shift differentials paid to an Employee by the Company or a Designated Affiliate in accordance with established payroll procedures. By way of illustration and not by way of limitation, "Compensation" shall not include relocation assistance payments, geographical hardship pay, noncash compensation, prizes, awards, automobile allowances, severance-type payments, deferred compensation, income realized as a result of participation in any stock option, stock purchase or similar plan maintained by the Company or a Designated Affiliate, contributions (other than payroll deduction contributions) by the Company or a Designated Affiliate to a plan described in Section 401(k) or Section 125 of the Code that is maintained by the Company or a Designated Affiliate and other special payments or reimbursements.

                  1.10. "Custodian" means a custodian, or any successor thereto, as appointed by the Administrator from time to time with respect to Shares issued under this Plan.

                  1.11. "Designated Affiliate" means any Affiliate that has been designated by the Board or the Administrator as eligible to participate in the Plan.

                  1.12. "Employee" means any person who is an employee of the Company or a Designated Affiliate and whose customary employment by the Company or a Designated Affiliate is: (a) more than twenty (20) hours per week, and (b) more than five (5) months in any calendar year. The status of a person as an Employee shall not be affected by a leave of absence from employment agreed to in writing by the Company or a Designated Affiliate, as the case may be, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract, policy, or statute.

                  1.13. "Enrollment Form" means the form prescribed by the Administrator, that must be (a) completed and executed by an Employee who elects to participate in the Plan and (b) filed with the Administrator.

                  1.14. "Exercise Date" means June 30th and December 31st of each Plan Year and/or such other date(s) as may be specified by the Administrator; provided, however, that if any Exercise Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Exercise Date shall be the first Business Day following such Exercise Date, except that if any Exercise Date falling on December 31st shall not be a Business Day, then such Exercise Date shall be the next Business Day preceding such December 31st.

                  1.15. "Fair Market Value" means, unless otherwise determined by the Administrator, an amount equal to the last reported sale price for a Share in the Nasdaq Stock Market as reported by such source as the Administrator may select, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share, as determined by the Administrator, pursuant to a reasonable method adopted in good faith for such purpose.

                  1.16. "Notice" means a notice provided by an Employee to the Administrator (or other designated party) in such form (which may be written, telephonic, electronic, or other means of communication) as may be specified by the Administrator (or other designated party).

                  1.17. "Offering Date" means January 1st and July 1st of each Plan Year and/or such other date(s) as may be specified by the Administrator; provided, however, that (a) if any Offering Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Offering Date shall be the first Business Day following such Offering Date, and (b) the first Offering Date shall be July 2, 2001 (or such later date as may be prescribed by the Administrator).

                  1.18. "Option" means an option granted pursuant to Section 7 hereof.

                  1.19. "Option Period" means the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

                  1.20. "Option Price" means the purchase price of shares of Common Stock hereunder as provided in Section 8 hereof.

                  1.21. "Participant" means any Employee who (a) is eligible to participate in the Plan under Section 5 hereof and (b) elects with respect to an Offering Period to participate in this Plan pursuant to Section 5 hereof.

                  1.22. "Plan" means the Numerex Corp. 2001 Employee Stock Purchase Plan, as amended from time to time.

                  1.23. "Plan Year" means the twelve (12) month period beginning January 1 of each year and ending on the following December 31; provided, however, that the first Plan Year shall begin on the date the Plan is approved by the Company's stockholders and end the following December 31.

                  1.24. "Share" means a share of Common Stock.

         2. PURPOSE

         The purpose of this Plan is to provide Employees of the Company and its Designated Affiliates with an opportunity to purchase shares of Common Stock of the Company and thereby to encourage Employee participation in the ownership and economic success of the Company. It is the Company's intention that this Plan qualify as an employee stock purchase plan under Section 423 of the Code and be construed in a manner consistent with the requirements thereof.

         3. ADMINISTRATION OF PLAN

                  3.1. The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator shall have plenary authority and full power to construe and interpret the Plan and any Enrollment Form or Notice, to prescribe, adopt, amend and rescind rules and regulations not inconsistent with the Plan or Section 423 of the Code relating to and, in the Administrator's discretion, deemed desirable and appropriate for, the administration of the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretations, determinations and decisions of the Administrator in respect to the Plan shall be final, binding and conclusive. The Administrator shall have the authority to appoint any other person (or persons) or entity (or entities) to manage the Plan (or specified aspects thereof) and to delegate to them such authority with respect to the administration of the Plan as the Administrator, in its sole discretion, deems advisable from time to time.

                  3.2. The Custodian shall act as custodian with respect to Shares issued under the Plan, and shall perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian.

         4. EFFECTIVE DATE; TERM OF PLAN

                  4.1. The Plan and any amendment thereto shall become effective on the date established by the Board.

                  4.2. Unless sooner terminated pursuant to Section 15 hereof or
Section 21 hereof, the Plan shall terminate on the earlier of the tenth (10th) anniversary of the date on which the Plan is adopted by the Board or approved by the Company's stockholders. Upon any termination of the Plan, the amount, if any, credited to each Participant's Account shall be refunded to each such Participant or, in cases where such a refund may not be possible, otherwise disposed of in accordance with policies and procedures prescribed by the Administrator.

         5. ELIGIBILITY

         An Employee shall be eligible to participate in the Plan as of the first Offering Date occurring at least six (6) months after becoming an Employee. An eligible Employee may become a Participant as of such Offering Date or as of any subsequent Offering Date by executing and filing an Enrollment Form with the Administrator at least fifteen (15) days (or such other period as may be specified by the Administrator) prior to the applicable Offering Date. Notwithstanding any other provision of this Plan, no Employee may participate in the Plan if, immediately after an Offering Date, such Employee would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate.

         6. PAYROLL DEDUCTIONS

                  6.1. Payment by a Participant for Shares to be purchased by the Participant under the Plan shall be made by authorized payroll deductions from each payment of Compensation to the Participant on each payday during an Option Period in an amount not less than one percent (1%) and not more than ten percent (10%) (or such lesser percentage as may be specified by the Administrator prior to the Offering Date for the applicable Option Period) of the Participant's Compensation on each such payday in accordance with the Enrollment Form executed by the Participant.

                  6.2. Payroll deductions for each Option Period shall commence on the first payday following the Offering Date for the applicable Option Period and shall end on the last payday prior to the Exercise Date for the applicable Option Period; provided, however, that any payday within five (5) Business Days (or such other period as may be specified by the Administrator) preceding the Exercise Date shall be included in the immediately subsequent Option Period and shall, for purposes of this Plan, be treated as if occurring during such subsequent Option Period.

                  6.3. All amounts deducted from a Participant's Compensation pursuant to this Section 6 shall be credited to such Participant's Account. A Participant may not have any amounts credited to his or her Account other than payroll deductions pursuant to the provisions of this Section 6.

                  6.4. A Participant may not increase the percentage of his or her payroll deductions hereunder during any Option Period. A Participant may decrease the percentage of his or her payroll deductions hereunder once during any Option Period by executing and filing a new Enrollment Form with the Administrator. Any such decrease in percentage shall be effective as of the beginning of the next calendar month following the date of such filing if such filing occurred at least ten (10) Business Days (or such other period as may be specified by the Administrator) prior to the beginning of such month or, if such filing did not occur at least ten (10) Business Days (or such other period as may be specified by the Administrator) prior to the beginning of such month, as of the beginning of the next succeeding calendar month following the date of filing by the Participant of such new Enrollment Form.

                  6.5. A Participant may increase or decrease the percentage of his or her payroll deductions hereunder for any subsequent Option Period by executing and filing a new Enrollment Form with the Administrator at least fifteen (15) days (or such other period as may be specified by the Administrator) prior to the Offering Date on which such subsequent Option Period commences.

                  6.6. By filing Notice with the Administrator, a Participant may discontinue his or her payroll deductions hereunder during an Option Period and have the payroll deductions previously made by him or her hereunder during that Option Period remain in the Participant's Account to purchase Shares on the Exercise Date for such Option Period, provided that he or she is an Employee as of that Exercise Date. If a Participant discontinues payroll deductions during an Option Period pursuant to this Section 6.6, any amount credited to the Participant's Account after the purchase of Common Stock on the Exercise Date shall be refunded without interest to the Participant. Any Participant who discontinues payroll deductions hereunder during an Option Period pursuant to this Section 6.6 may again become a Participant for a subsequent Option Period by executing and filing a new Enrollment Form in accordance with Section 5 hereof.

         7. GRANT OF OPTION

         Subject to the provisions of the Plan, on the Offering Date for each Option Period, each Participant shall be granted an Option to purchase on the Exercise Date for such Option Period the largest number of Shares that can be purchased with the Participant's Account balance. Unless otherwise determined by the Administrator, Shares purchased shall include fractional Shares calculated to at least three decimal places. The number of Shares purchased during an Option Period shall be determined by dividing the Participant's Account balance as of such Exercise Date by the Option Price per Share.

         8. OPTION PRICE

         The Option Price per Share purchased by a Participant pursuant to the exercise of an Option shall be eighty-five percent (85%) (or such greater percentage as may be specified by the Administrator prior to the Offering Date for the applicable Option Period) of Fair Market Value on either the Offering Date or the Exercise Date for the applicable Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share of the Common Stock.

         9. PURCHASE OF SHARES

         Subject to the provisions of the Plan, on the Exercise Date for each Option Period, the Option granted to each Participant under Section 7 hereof on the Offering Date for such Option Period shall be exercised automatically and the largest number of Shares, including fractional Shares (unless otherwise determined by the Administrator) subject to such Option shall be purchased by the Participant by charging the Participant's Account with the amount equal to the product of (a) the Option Price of such Option and (b) the number of Shares covered by the Option as determined in accordance with Section 7 hereof. If fractional Shares are not purchased for a Participant's Account, the balance, if any, credited to a Participant's Account that is not sufficient to purchase a full Share on an Exercise Date shall be retained in the Participant's Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant pursuant to Section 18 hereof.

         10. LIMITATIONS ON PURCHASE

         Subject to adjustment pursuant to Section 14 hereof, no Participant shall purchase more than 12,500 Shares with respect to any Option Period. Notwithstanding any provision of this Plan to the contrary, no Participant shall be granted an Option under Section 7 hereof that gives the Participant the right to purchase Shares that will exceed the limitations imposed by Section 423(b)(8) of the Code (relating to an annual $25,000 per Participant limitation on purchases of Shares).

         11. TRANSFERABILITY OF RIGHTS

         During a Participant's lifetime, an Option granted to a Participant hereunder shall be exercisable only by the Participant. Neither amounts credited to a Participant's Account nor any rights of a Participant with regard to an Option may be assigned, alienated, encumbered, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any attempt by a Participant to make any such prohibited assignment, alienation, encumberment, transfer, pledge or disposition shall be null and void and without effect, provided that the Administrator may treat any such attempted assignment, transfer, pledge or disposition as a withdrawal Notice in accordance with Section 18 hereof.

         12. DELIVERY

         As promptly as practicable after each Option Period, the Company shall arrange for the Shares purchased by each Participant on the Exercise Date for such Option Period to be delivered to the Custodian for crediting to the Participant's Account.

         13. COMMON STOCK SUBJECT TO THE PLAN

                  13.1. Subject to adjustment as provided in Section 14 hereof, the maximum number of Shares that may be issued under the Plan shall be 500,000 Shares.

                  13.2. If an Option shall terminate for any reason without being exercised under Section 9 hereof, the unissued Shares which had been subject to such Option shall be available for the grant of additional Options and for issuance and sale under the Plan.

         14. CAPITAL ADJUSTMENTS

         In the event of any change or adjustment in the outstanding Shares by reason of any stock dividend, stock split (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or other similar change in corporate structure or otherwise, the Administrator, in its discretion, may make or provide for a substitution for, or adjustment in, (a) the number and class of stock or other securities that may be reserved for purchase or purchased under the Plan, (b) the number of Shares covered by each Option that has not yet been exercised, (c) the maximum number of Shares that may be purchased by a Participant with respect to any Option Period, (d) the Option Price, and (e) the aggregate number and class of Shares that may be issued and purchased under the Plan.

         15. INSUFFICIENT SHARES

         Notwithstanding any provision of this Plan to the contrary, if the aggregate funds available for the purchase of Shares on any Exercise Date would cause an issuance of Shares in excess of the number of Shares then available for issuance and sale under the Plan, then (a) the Administrator shall proportionately reduce the number of Shares that would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, and
(b) the Plan shall automatically terminate immediately after such Exercise Date. In such event, the Company shall give Notice of such reduction to each Participant affected thereby.

         16. CONFIRMATION

         Each purchase of Shares under the Plan by a Participant shall be confirmed by the Company in writing to the Participant.

         17. RIGHTS AS STOCKHOLDERS

                  17.1. Shares purchased by a Participant on any Exercise Date shall, for all purposes, be deemed to have been issued, sold and transferred to the Participant as of the close of business on such Exercise Date. Prior to such time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such Shares and the Participant shall have no interest or voting rights in such Shares.

                  17.2. As of the close of business on the Exercise Date for the applicable Option Period, each Participant shall be entitled to vote the number of Shares credited to his or her Participant Account (including fractional Shares credited to such Account to the extent permitted by, and subject to such rules as may prescribed by, the Administrator) on any matter as to which the approval of the Company's stockholders is sought. If a Participant does not vote or grant a valid proxy with respect to Shares credited to his or her Account, such Shares shall be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures shall apply in the case of any consent solicitation of Company stockholders.

                  17.3. Cash dividends on any Share credited to a Participant's Account shall be automatically reinvested in additional Shares, unless otherwise directed by the Administrator. All cash dividends paid on Shares credited to Participants' Accounts shall be paid over by the Company to the Custodian at the dividend payment date. The Custodian shall aggregate all purchases of Shares in connection with the Plan for a given dividend payment date. Purchases of Shares for purposes of dividend reinvestment shall be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian shall make such purchases, as directed by the Administrator, either (a) in transactions on any securities exchange upon which the Shares are traded, or if the Shares are not so traded, in the over-the-counter market or in negotiated transactions, or (b) directly from the Company at 100% of the Fair Market Value of a Share on the dividend reinvestment date. Any Shares distributed as a dividend or distribution in respect of Shares or in connection with a split of the Shares shall be credited to the Participants' Accounts. In the event of any other non-cash dividend or distribution with respect to Shares credited to Participants' Accounts, the Custodian shall, if reasonably practicable and at the direction of the Administrator, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional Shares in the same manner as cash paid to the Custodian for purposes of dividend reinvestment.

         18. VOLUNTARY WITHDRAWAL

                  18.1. A Participant may withdraw from participation in the Plan by filing with the Administrator a withdrawal Notice at least five (5) Business Days (or such other period as may be specified by the Administrator) prior to an Exercise Date. Upon withdrawal, (a) the entire amount, if any, credited to a Participant's Account shall be refunded to the Participant without interest as soon as practicable after receipt of the Participant's withdrawal Notice, (b) the Participant's Option for the Option Period during which the Participant filed a withdrawal Notice automatically shall be terminated, (c) the Participant shall not purchase any Shares under Section 9 hereof on the Exercise Date for such Option Period, (d) no further payroll deductions for the purchase of Shares under the Plan may be made by the Participant during such Option Period, and (e) the withdrawing

Participant shall cease to be a Participant with respect to subsequent Option Periods. Any Participant who withdraws from the Plan pursuant to this Section 18 may again become a Participant with respect to subsequent Option Periods in accordance with Section 5 hereof.

                  18.2. A Participant may elect to withdraw Shares acquired on the Exercise Date for such Option Period from his or her Account in certificated form or, with respect to Shares that have been held at least two (2) years from the date of grant of the Option pursuant to which the Shares were acquired and at least one (1) year from the date of exercise of such Option, to transfer such Shares from his or her Account to an account of the Participant maintained with a broker-dealer, financial institution or such other person or entity as may be permitted by the Administrator. If a Participant elects to withdraw Shares, one or more certificates for whole Shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional Shares based on the Fair Market Value of a Share on the date of withdrawal. If Shares are transferred from a Participant's Account to a broker-dealer, financial institution or other permitted recipient, only whole Shares shall be transferred and cash in lieu of any fractional Share shall be paid to such Participant based on the Fair Market Value of a Share on the date of transfer. A Participant seeking to withdraw or transfer Shares shall provide instructions to the Custodian in such manner and form as may be prescribed by the Administrator and the Custodian, which instructions shall be acted upon as promptly as practicable. Withdrawals and transfers shall be subject to any fees imposed in accordance with Section 30 hereof.

                  18.3. Upon termination of employment of a Participant for any reason, Shares credited to the Participant's Account shall be withdrawn or transferred as elected by the Participant or, in the absence of such election, as determined by the Administrator.

         19. TERMINATION OF ELIGIBILITY

         If a Participant ceases to be an Employee for any reason then, as of the date such Participant ceases to be an Employee, (a) the entire amount, if any, credited to the Participant's Account, shall as soon as practicable, be refunded without interest to the Participant or, in the event of the Participant's death, to the beneficiary designated by the Participant pursuant to Section 26 hereof, (b) the Participant's Option for the Option Period during which the Participant ceases to be eligible automatically shall terminate, (c) the Participant shall not purchase any Shares under Section 9 hereof on the Exercise Date for such Option Period, and (d) no further payroll deductions for the purchase of Shares under the Plan may be made by the Participant during such Option Period.

         20. NOTICES

         Any Notice that a Participant provides pursuant to the Plan shall be made in such form and manner as prescribed by the Administrator (or other designated person) and any such Notice or other communications by a Participant to the Administrator (or other designated person) under or in connection with the Plan shall be effective when received by the Administrator or by the person designated by the Administrator for receipt thereof.

         21. TERMINATION OR AMENDMENT OF PLAN

                  21.1. The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of the Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal securities exchange or interdealer quotation system upon which the Common Stock then is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment or termination. No Options may be granted, no Shares may be issued and no payroll deductions may be made under the Plan after any termination of the Plan. In the event of the termination of the Plan during an Option Period, the entire amount, if any, in the Participant's Account shall as soon as practicable be refunded without interest to the Participant or, in the event of the Participant's death, to the beneficiary designated by the Participant pursuant to Section 26 hereof.

                  21.2. Notwithstanding Section 21.1 hereof, the Administrator shall have the power to change the duration and/or frequency of Option Periods with respect to future offerings without stockholder or Participant approval. Any such change shall be communicated to Participants prior to the scheduled beginning of the first Option Period to be so affected.

         22. USE OF FUNDS

         All funds received by the Company in connection with this Plan may be used by the Company for any corporate purpose, and the Company shall be under no obligation to segregate such funds.

         23. LEGAL RESTRICTIONS

                  23.1. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue or sell Shares under the Plan (a) unless the approval of all regulatory bodies deemed necessary by the Administrator have been obtained and unless the issuance, sale and delivery of such Shares pursuant to the Plan shall comply, to the Administrator's complete satisfaction, with all provisions of federal, state or local law deemed applicable by the Administrator and all rules and regulations thereunder, and the requirements of any securities exchange upon which the Common Stock may then be listed or interdealer quotation system upon which the Common Stock is then quoted, or (b) if the Administrator determines that the issuance, sale or delivery of such Shares pursuant hereto would violate any applicable law or regulation.

                  23.2. The Administrator may require any person acquiring Shares pursuant to the Plan hereunder to represent to, and agree with, the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

         24. GOVERNING LAW

         The Plan and all rights and obligations thereunder shall be governed, construed, administered and enforced in accordance with the laws of the State of Pennsylvania.

         25. NOTICE OF DISPOSITION OF SHARES

         Each Participant shall agree in such form as may be prescribed by the Administrator to promptly provide Notice to the Administrator of any disposition of Shares purchased under the Plan that occurs either within two (2) years after the date of grant of the Option pursuant to which such Shares were purchased or within one (1) year of the date of exercise of such Option.

         26. DESIGNATION OF BENEFICIARY

         A Participant may file with the Administrator a written designation of beneficiary who is to receive Shares or cash in the case of the Participant's death. Such designation of beneficiary may be changed by the Participant in writing at any time. In the event of the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Participant's beneficiary for purposes of the Plan shall be the Participant's surviving spouse or, if the Participant is not survived by a spouse, the executor or administrator of the Participant's estate.

         27. INDEMNIFICATION OF ADMINISTRATOR

         In addition to such other rights of indemnification as they may have as members of the Board or as the Administrator, each person serving as the Administrator (either alone or with one or more other persons) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option and against all amounts reasonably paid by such person in settlement thereof or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, if such person acted in good faith and in a manner which such person believed to be in, and not opposed to, the best interests of the Company.

         28. REPORTS

         Individual accounts shall be maintained for all Participants. A statement of account shall be provided to each Participant as soon as possible following each Exercise Date, which statement shall set forth the amounts credited to the Participant's Account, the Option Price per share for Shares purchased by the Participant on such Exercise Date, the number of Shares purchased on such Exercise Date and the remaining balance, if any, credited to the Participant's Account.

         29. WITHHOLDING

         The Company or any Designated Affiliate shall be authorized to withhold from any payment to be made to a Participant, including any payroll or other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of Shares acquired under the Plan. A Participant's enrollment in the Plan by executing an Enrollment Form shall be deemed to constitute his or her consent to such withholding. At the time of a Participant's exercise of an Option or the disposition of Shares acquired under the Plan, the Company may require the Participant to make other arrangements to satisfy tax withholding obligations as a condition to exercise of rights or the issuance or payment of Shares or other amounts credited to the Participant's Account.

         30. COSTS

         Costs and expenses incurred in the administration of the Plan and maintenance of Accounts shall be paid by the Company, including annual fees of the Custodian, provided that brokerage fees and commissions for the purchase of Shares upon reinvestment of dividends and in connection with distributions shall be charged to Participants' Accounts to the extent not paid by the Company. The Custodian may impose or charge to Participants' Accounts a reasonable fee for the withdrawal of Shares in the form of stock certificates, and reasonable fees for other services unrelated to the purchase of Shares under the Plan, to the extent approved in writing by the Company and communicated to Participants. In no event shall the Company pay any brokerage fees and commissions for the sale of Shares acquired under the Plan by a Participant.

         31. MISCELLANEOUS

                  31.1. The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Company, any Affiliate or the Administrator, except as expressly provided in the Plan.

                  31.2. Participation in this Plan shall not give an Employee any right to be retained in the service of the Company or any Affiliate.

                  31.3. Neither the adoption of the Plan nor its submission, to or approval by, the stockholders of the Company shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options otherwise than under this Plan, or to adopt other stock option plans, stock purchase plans, or other plans, or to impose any requirement of stockholder approval upon the same.

                  31.4. No interest shall accrue on any amounts credited to Participants' Account under the Plan.











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